As filed with the Securities and Exchange Commission on October 9, 2001
                                               Registration No. 333-05793
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                -----------------
                       SYNAPTIC PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                              22-2859704
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification Number)

                                215 College Road
                         Paramus, New Jersey 07652-1431
               (Address of Principal Executive Offices) (Zip Code)

                    1988 AMENDED AND RESTATED INCENTIVE PLAN
                               1996 INCENTIVE PLAN
                   1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the plans)

                              Kathleen P. Mullinix
          Chairman of the Board, President and Chief Executive Officer
                       Synaptic Pharmaceutical Corporation
                                215 College Road
                         Paramus, New Jersey 07652-1431
                     (Name and address of agent for service)

                                 (201) 261-1331
          (Telephone number, including area code, of agent for service)

                                 With copies to:
                              Robert W. Murray Jr.
                               Baker Botts L.L.P.
                              599 Lexington Avenue
                          New York, New York 10022-6030
                                 (212) 705-5000

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed          Proposed
    Title of        Aggregate     Maximum Amount      Maximum
  Offering to     Amount to be       of Price         Securities    Registration
  be Registered  registered(1)(2)  Per Share(3)  Offering Price(3)      Fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value   1,500,000 shares    $4.65          $6,975,000       $1,743.75
================================================================================
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) 1,500,000 additional shares of Common Stock are being registered hereby which may be issued as awards or in respect of awards granted pursuant to the 1996 Incentive Plan, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Act on the basis of the average of the high and low sales prices reported on the Nasdaq National Market on October 5, 2001.

                                EXPLANATORY NOTE

     Pursuant  to  General  Instruction  E  of  Form  S-8,  this  Post-effective
Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-05793) incorporates by reference the contents of the earlier registration statement on Form S-8 which was filed with the Securities and Exchange Commission on June 12, 1996, as amended by the Post-effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission on August 10, 1998.

Item 8. Exhibits.

         4.11 1996 Incentive Plan, as amended and restated (incorporated by reference to Annex C of the Registrant's Proxy Statement, dated September 11, 2001, with respect to the Special Meeting of Stockholders held on September 26, 2001 (Commission File No. 000-27324)).

         5 Opinion of Baker Botts L.L.P. as to the validity of the issuance of the shares of Common Stock registered hereby.

         23.1     Consent of Baker Botts L.L.P. (included  in Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24       Power of Attorney  (included  on  the  signature  pages of the
                  Post-effective  Amendment to the  Registration   Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Paramus, State of New Jersey, on October 9, 2001.

                                 SYNAPTIC PHARMACEUTICAL CORPORATION




                                 By:  /s/ Kathleen P. Mullinix
                                     ----------------------------------
                                 Name:  Kathleen P. Mullinix, Ph.D.
                                 Title: Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kathleen P. Mullinix, Robert L. Spence and Robert W. Murray, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                      Title                           Date
----------                      -----                           ----

/s/ Kathleen P. Mullinix        Chairman of the Board,          October 9, 2001
--------------------------      President, and Chief Executive
Kathleen P. Mullinix            Officer
                                (Principal Executive Officer)

/s/ Stewart J. Hen              Director                        October 9, 2001
--------------------------
Stewart J. Hen

/s/ Zola P. Horovitz            Director                        October 9, 2001
--------------------------
Zola P. Horovitz

/s/ Jonathan S. Leff            Director                        October 9, 2001
--------------------------
Jonathan S. Leff

/s/ John E. Lyons               Director                        October 9, 2001
--------------------------
John E. Lyons

/s/ Patrick J. McDonald         Director                        October 9, 2001
--------------------------
Patrick J. McDonald

/s/ Sandra Panem                Director                        October 9, 2001
--------------------------
Sandra Panem

/s/ Alison Tamton-Rigby         Director                        October 9, 2001
--------------------------
Alison Tamton-Rigby

/s/ Robert Spence               (Principal Accounting Officer,  October 9, 2001
--------------------------      Principal Financial Officer)
Robert Spence

                               INDEX TO EXHIBITS

Exhibit
Number


         4.11 1996 Incentive Plan, as amended and restated (incorporated by reference to Annex C of the Registrant's Proxy Statement, dated September 11, 2001, with respect to the Special Meeting of Stockholders held on September 26, 2001 (Commission File No. 000-27324)).

         5 Opinion of Baker Botts L.L.P. as to the validity of the issuance of the shares of Common Stock registered hereby.

         23.1     Consent of Baker Botts L.L.P. (included  in Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         24       Power of Attorney (included on the signature pages).